Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fourth Quarter and Fiscal Year 2012

Net Revenue for Fiscal Year 2012 was $825.8 Million

Non-GAAP Net Loss Per Diluted Share for Fiscal Year 2012 was $0.71

Company Expects Non-GAAP Net Income Per Diluted Share of $2.00 to $2.25 for Fiscal Year 2013

New York, NY — May 22, 2012 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported financial results for the fourth quarter and fiscal year ended March 31, 2012, which were in line with its most recent financial outlook.  In addition, the Company provided its financial outlook for the first quarter and fiscal year 2013.

Fiscal Year 2012

For the fiscal year ended March 31, 2012, net revenue was $825.8 million, as compared to $1,136.9 million for the fiscal year ended March 31, 2011, which had benefited from the release of Red Dead Redemption.  GAAP loss from continuing operations was $107.7 million, or $1.30 per diluted share, as compared to GAAP income from continuing operations of $53.8 million, or $0.62 per diluted share, for the prior fiscal year.  Non-GAAP net loss was $59.4 million, or $0.71 per diluted share, as compared to Non-GAAP net income of $94.3 million, or $1.02 per diluted share, for the prior fiscal year.

The strongest contributors to net revenue in fiscal year 2012 were L.A. Noire, NBA 2K12, the Grand Theft Auto franchise, Duke Nukem Forever and Red Dead Redemption.  Digitally delivered content accounted for 13% of net revenue, as compared to 9% in fiscal year 2011, driven by offerings for the Grand Theft Auto franchise, Red Dead Redemption, the Sid Meier’s Civilization franchise, Borderlands and L.A. Noire.

Fiscal Fourth Quarter 2012

For the fourth quarter ended March 31, 2012, net revenue was $148.1 million, as compared to $182.3 million for the fourth quarter ended March 31, 2011, which had benefited from the post-launch performance of Red Dead Redemption.  GAAP loss from continuing operations was $66.0 million, or $0.78 per diluted share, as compared to $22.4 million, or $0.27 per diluted share, for the year-ago period.  Non-GAAP net loss was $50.9 million, or $0.60 per diluted share, as compared to $14.4 million, or $0.18 per diluted share, for the year-ago period.

The strongest contributors to net revenue in the fourth quarter were new titles including NBA 2K12, Major League Baseball 2K12 and The Darkness II; and catalog sales led by the Grand Theft Auto franchise and Red Dead Redemption.  Digitally delivered content accounted for 19% of net revenue, as compared to 15% in fiscal fourth quarter 2011, driven by offerings for the Grand Theft Auto franchise, the Sid Meier’s Civilization franchise, Red Dead Redemption, Borderlands, NBA 2K12 and L.A. Noire.

Management Comments

“Fiscal 2012 was a year of creative, operational and strategic achievement by our Company,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We delivered groundbreaking titles, including L.A. Noire and NBA 2K12, which set new standards for excellence; grew our revenue from digitally delivered content and mobile offerings; made substantial progress on our online gaming initiatives; and bolstered our already strong liquidity through a convertible notes offering.  While our financial results were disappointing, the decisions we made position Take-Two for growth and profitability both this year and over the long-term.

“Fiscal 2013 kicked off with the successful launch of Max Payne 3, which received outstanding reviews and promises to be another hit for Rockstar Games.  We have a fantastic lineup of upcoming releases for the balance of the year and the strongest development pipeline in the Company’s history.”

Business and Product Highlights

Since January 1, 2012:

Rockstar Games:

•                  Launched Max Payne 3 on May 15 in North America and May 18 internationally on Xbox 360 and PS3.  The title received excellent reviews and sold-in approximately 3 million units during its initial launch.  Max Payne 3 will also be available for the PC on June 1.

•                  Announced a comprehensive downloadable content plan for Max Payne 3, with new releases starting in June and extending through the fall.  Consumers can preorder all of this upcoming content at a discount by purchasing the Max Payne 3 Rockstar Pass.

•                  Released a major update to its Rockstar Games Social Club community service delivering enhanced social and connected gameplay features to its nearly 15 million members.

•                  Released Max Payne Mobile on April 12, enabling fans to experience the classic 2001 release, Max Payne, optimized for the iPad, iPhone and iPod touch.

•                  Released a touch-enabled version of L.A. Noire for the OnLive platform.

2K:

•                  2K Sports released Major League Baseball 2K12 on March 6, featuring Cy Young Award winning pitcher Justin Verlander of the Detroit Tigers as the cover athlete and, for the third year in a row, executed the MLB 2K Perfect Game Challenge, which is airing on Spike TV on May 24.

•                  2K Play released Nicktoons MLB 3D on March 6, the first baseball game designed exclusively for the Nintendo 3DS.

•                  2K Games launched The Darkness II on February 7 in North America and February 10 internationally.  The title received favorable reviews, including an average Metacritic score of 80 on Xbox 360.

•                  2K Sports released the NBA 2K12: Game of the Year Edition on March 11, which includes the full retail version of NBA 2K12 along with the previously released Legend’s Showcase add-on content and a commemorative poster.  NBA 2K12 is the highest rated title in the history of 2K Sports with an average Metacritic score of 90 on Xbox 360 and PS3.  Despite the NBA lockout, the title sold-in over 5 million units for the second year in a row.

•                  2K Games announced that XCOM: Enemy Unknown, which is in development at Firaxis Games and will feature both deep strategy and intense action, is planned for release on October 9, 2012 in North America and October 12, 2012 internationally.

•                  2K Games announced that BioShock Infinite is now planned for launch on February 26, 2013.  Developed by Irrational Games — the original creator of the BioShock franchise which has sold-in over 9.5 million units to date — BioShock Infinite won more than 75 editorial awards at E3 in 2011, including the Game Critics Awards’ Best of Show.

•                  2K Games announced that Borderlands 2, the sequel to the hit shooter-looter that has sold in nearly 6 million units to date, is expected to launch on September 18, 2012 in North America and September 21, 2012 internationally.

•                  2K Games announced that Spec Ops: The Line, a heart-pounding military shooter that explores the dark realities of war, will launch on June 26, 2012 in North America and June 29, 2012 internationally.  A playable demo is available now on the Xbox LIVE online entertainment network and the PlayStation Network.

•                  2K Games announced that Sid Meier’s Civilization V: Gods & Kings, the expansion pack for the award-winning PC strategy title, Civilization V, will be released on June 19, 2012 in North America and June 22, 2012 internationally.

•                  2K Games now expects to release XCOM, its shooter version of the franchise that is in development at 2K Marin, during fiscal year 2014.

Financial Outlook for Fiscal 2013

Take-Two is providing its financial outlook for the first quarter ending June 30, 2012 and fiscal year ending March 31, 2013 as follows:

	First Quarter Ending 6/30/2012	Fiscal Year Ending 3/31/2013

Net Revenue	$225 to $275 Million	$1.75 to $1.85 Billion

Non-GAAP net income (loss) per diluted share (1)	($0.75) to ($0.60)	$2.00 to $2.25

Stock-based compensation expense per share (2)	$0.17	$0.50

Non-cash amortization of discount on convertible notes per share	$0.05	$0.16

Non-cash tax expense per share	$0.01	$0.01

(1)          The Company’s Non-GAAP net income (loss) per diluted share outlook includes the negative impact from an expected one-time payment in June of $15 million, or $0.18 per diluted share for the first quarter ending June 30, 2012 and $0.13 per diluted share for the fiscal year ending March 31, 2013.

(2)          The Company’s stock-based compensation expense for the periods above includes the cost of approximately 3.7 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include continued consumer acceptance of current generation video game and computer entertainment systems; the ability to develop and publish products that capture market share for these systems; the timely delivery of the titles included in this financial outlook; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2012:

Label	Title	Platforms	Release Date
2K Games	The Darkness II	Xbox 360, PS3, PC	February 7, 2012*
2K Sports	Major League Baseball 2K12	Xbox 360, PS3, PS2, Wii, PSP, DS, PC	March 6, 2012
2K Sports	MLB 2K12 / NBA 2K12 Combo Pack	Xbox 360	March 6, 2012
2K Play	Nicktoons MLB	3DS	March 6, 2012
2K Sports	NBA 2K12: Game of the Year Edition	Xbox 360, PS3	March 11, 2012
Rockstar Games	Max Payne Mobile	iOS	April 12, 2012
2K Games	Sid Meier’s Pirates!	iPhone	April 19, 2012
Rockstar Games	Max Payne 3	Xbox 360, PS3	May 15, 2012*

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
Rockstar Games	Max Payne 3	PC	June 1, 2012
2K Games	Sid Meier’s Civilization V: Gods and Kings (Expansion Pack)	PC	June 19, 2012*
2K Games	Spec Ops: The Line	Xbox 360, PS3, PC	June 26, 2012*
Rockstar Games	Max Payne Mobile	Android	June 2012
Rockstar Games	Max Payne 3: Local Justice Map Pack (DLC)	Xbox 360, PS3, PC	June 2012
Rockstar Games	Max Payne 3: Disorganized Crime Map Pack (DLC)	Xbox 360, PS3, PC	Summer 2012
Rockstar Games	Max Payne 3: Deathmatch Made In Heaven Mode Pack (DLC)	Xbox 360, PS3, PC	Summer 2012
Rockstar Games	Max Payne 3: Hostage Negotiation Map Pack (DLC)	Xbox 360, PS3, PC	Summer 2012
Rockstar Games	Max Payne 3: New York Minute Co-Op Pack (DLC)	Xbox 360, PS3, PC	Summer 2012
2K Games	Borderlands 2	Xbox 360, PS3, PC	September 18, 2012*
2K Sports	NBA 2K13	Xbox 360, PS3, Wii, PSP, PC	October 2, 2012
2K Games	XCOM: Enemy Unknown	Xbox 360, PS3, PC	October 9, 2012*

Rockstar Games	Max Payne 3: Painful Memories Map Pack (DLC)	Xbox 360, PS3, PC	Fall 2012
Rockstar Games	Max Payne 3: Trickle Down Economics Map Pack (DLC)	Xbox 360, PS3, PC	Fall 2012
2K Games	BioShock Infinite	Xbox 360, PS3, PC	February 26, 2013
Rockstar Games	Grand Theft Auto V	TBA	TBA
2K Games	XCOM	Xbox 360, PS3, PC	Fiscal Year 2014

*North American release date; international release typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss), and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — the Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — The Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2012	2011	2012	2011

Net revenue	$148,084	$182,255	$825,823	$1,136,876

Cost of goods sold:
Product costs	47,845	60,766	255,236	326,936
Software development costs and royalties	35,401	23,491	164,487	172,397
Internal royalties	1,158	9,766	34,156	115,032
Licenses	32,062	26,020	74,976	75,016
Total cost of goods sold	116,466	120,043	528,855	689,381

Gross profit	31,618	62,212	296,968	447,495

Selling and marketing	40,065	32,026	183,749	176,294
General and administrative	35,133	29,170	121,200	109,484
Research and development	14,822	17,248	64,162	69,576
Depreciation and amortization	2,740	3,728	12,123	14,999
Total operating expenses	92,760	82,172	381,234	370,353
Income (loss) from operations	(61,142)	(19,960)	(84,266)	77,142
Interest and other, net	(5,368)	(3,124)	(19,571)	(13,519)
Income (loss) from continuing operations before income taxes	(66,510)	(23,084)	(103,837)	63,623
(Benefit) provision for income taxes	(505)	(668)	3,863	9,819
Income (loss) from continuing operations	(66,005)	(22,416)	(107,700)	53,804
Income (loss) from discontinued operations, net of taxes	(831)	362	(1,116)	(5,346)
Net income (loss)	$(66,836)	$(22,054)	$(108,816)	$48,458

Earnings (loss) per share:
Continuing operations	$(0.78)	$(0.27)	$(1.30)	$0.62
Discontinued operations	(0.01)	—	(0.01)	(0.06)
Basic earnings (loss) per share	$(0.79)	$(0.27)	$(1.31)	$0.56

Continuing operations	$(0.78)	$(0.27)	$(1.30)	$0.62
Discontinued operations	(0.01)	—	(0.01)	(0.06)
Diluted earnings (loss) per share	$(0.79)	$(0.27)	$(1.31)	$0.56

Weighted average shares outstanding: (1)
Basic	84,415	81,960	83,356	86,127
Diluted	84,415	81,960	83,356	86,139

(1)   Basic and diluted include participating shares of 5,615 for the twelve months ended March 31, 2011.

	Three months ended March 31,		Twelve months ended March 31,
	2012	2011	2012	2011
OTHER INFORMATION

Geographic revenue mix
United States	64%	66%	54%	55%
International	36%	34%	46%	45%

Platform revenue mix
Microsoft Xbox 360	50%	45%	45%	40%
Sony PlayStation 3	28%	32%	36%	39%
PC and other	12%	8%	11%	10%
Sony PSP	3%	3%	2%	2%
Nintendo Wii	3%	7%	2%	5%
Nintendo DS	2%	3%	2%	3%
Sony PlayStation 2	2%	2%	2%	1%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$420,279	$280,359
Accounts receivable, net of allowances of $51,002 and $42,900 at March 31, 2012 and March 31, 2011, respectively	45,035	84,217
Inventory	22,477	24,578
Software development costs and licenses	211,224	131,676
Prepaid taxes and taxes receivable	2,669	8,280
Prepaid expenses and other	41,933	37,493
Total current assets	743,617	566,603

Fixed assets, net	18,949	19,632
Software development costs and licenses, net of current portion	104,755	138,320
Goodwill	228,169	225,170
Other intangibles, net	16,266	17,833
Other assets	37,671	4,101
Total assets	$1,149,427	$971,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,681	$56,153
Accrued expenses and other current liabilities	156,768	158,459
Deferred revenue	13,864	13,434
Liabilities of discontinued operations	1,412	2,842
Total current liabilities	218,725	230,888

Long-term debt	316,340	107,239
Income taxes payable	15,621	12,037
Other long-term liabilities	695	2,961
Liabilities of discontinued operations, net of current portion	2,319	3,255
Total liabilities	553,700	356,380
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 90,215 and 86,119 shares issued and outstanding at March 31, 2012 and March 31, 2011, respectively	902	861
Additional paid-in capital	799,431	706,482
Accumulated deficit	(211,339)	(102,523)
Accumulated other comprehensive income	6,733	10,459
Total stockholders’ equity	595,727	615,279
Total liabilities and stockholders’ equity	$1,149,427	$971,659

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended March 31,
	2012	2011

Operating activities:
Net income (loss)	$(108,816)	$48,458
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and impairment of software development costs and licenses	150,700	143,811
Depreciation and amortization	12,123	14,999
Loss from discontinued operations	1,116	5,346
Amortization and impairment of intellectual property	983	3,927
Stock-based compensation	33,494	28,765
Gain on sale of intellectual property	(2,200)	—
Deferred income taxes	1,878	(1,095)
Amortization of discount on Convertible Notes	11,728	7,374
Amortization of debt issuance costs	1,527	1,251
Other, net	1,231	(1,097)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	39,182	(10,082)
Inventory	2,101	(99)
Software development costs and licenses	(191,223)	(156,782)
Prepaid expenses, other current and other non-current assets	2,537	16,943
Deferred revenue	430	1,490
Accounts payable, accrued expenses, income taxes payable and other liabilities	(39,748)	41,217
Net cash used in discontinued operations	(2,007)	(9,628)
Net cash (used in) provided by operating activities	(84,964)	134,798

Investing activities:
Purchase of fixed assets	(10,786)	(9,653)
Settlement of purchase price related to discontinued operations	(1,475)	—
Cash received from sale of intellectual property	2,200	—
Cash received from sale of business	—	3,075
Payments in connection with business combinations, net of cash acquired	(4,101)	(1,000)
Net cash used in investing activities	(14,162)	(7,578)

Financing activities:
Proceeds from exercise of employee stock options	239	734
Proceeds from issuance of Convertible Notes	250,000	—
Payment of debt issuance costs	(6,875)	—
Net cash provided by financing activities	243,364	734

Effects of foreign exchange rates on cash and cash equivalents	(4,318)	6,567

Net increase in cash and cash equivalents	139,920	134,521
Cash and cash equivalents, beginning of year	280,359	145,838
Cash and cash equivalents, end of period	$420,279	$280,359

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2012	2011	2012	2011
Gross Profit
GAAP Gross Profit	$31,618	$62,212	$296,968	$447,495
Stock-based compensation	765	894	5,144	10,695
Non-GAAP Gross Profit	$32,383	$63,106	$302,112	$458,190

Income (Loss) from Operations
GAAP Income (Loss) from Operations	$(61,142)	$(19,960)	$(84,266)	$77,142
Stock-based compensation	10,031	5,135	33,494	28,765
Business reorganization and related	—	—	1,015	1,713
Professional fees and legal matters	—	455	196	826
Non-GAAP Income (Loss) from Operations	$(51,111)	$(14,370)	$(49,561)	$108,446

Net Income (Loss)
GAAP Net Income (Loss)	$(66,836)	$(22,054)	$(108,816)	$48,458
Discontinued operations	831	(362)	1,116	5,346
Stock-based compensation	10,031	5,135	33,494	28,765
Professional fees and legal matters	—	455	196	826
Business reorganization and related	—	—	1,015	1,713
Non-cash amortization of discount on Convertible Notes	4,434	1,934	11,728	7,374
Non-cash tax expense	603	473	1,889	1,866
Non-GAAP Net Income (Loss)	$(50,937)	$(14,419)	$(59,378)	$94,348

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.79)	$(0.27)	$(1.31)	$0.56
Non-GAAP earnings (loss) per share (1)	$(0.60)	$(0.18)	$(0.71)	$1.02

Number of diluted shares used in computation
GAAP	84,415	81,960	83,356	86,139
Non-GAAP (2)	84,415	81,960	83,356	99,066

(1)       For the twelve months ended March 31, 2011, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the 4.375% Convertible Senior Notes issued in June 2009 (“4.375% Convertible Notes”), for which diluted net income has been adjusted by $6,686 related to interest and debt issuance costs, net of tax. The shares used for computing the twelve months ended March 31, 2011 Non-GAAP diluted EPS includes 12,927 shares related to the potential dilution from the 4.375% Convertible Notes.

The “if-converted” method was not used for the other periods presented as the assumed conversion would have been anti-dilutive.

(2)       For the twelve months ended March 31, 2011, the diluted shares used in the computation of Non-GAAP diluted EPS include participating shares of 5,615.